Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-1 No. 333-261784) of Innovid Corp.,
2.Registration Statement (Form S-1 No. 333-264324) of Innovid Corp., and
3.Registration Statement (Form S-8 No. 333-262537) pertaining to the Innovid Corp. 2021 Incentive Award Plan, the Innovid Corp. 2021 Employee Stock Purchase Plan and Global Share Incentive Plan (2008)
of our report dated March 3, 2023, with respect to the consolidated financial statements of Innovid Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global

Tel-Aviv, Israel
March 3, 2023